BY-LAWS

                                       OF

                                   EAGLE FUNDS


                    SECTION 1.  AGREEMENT AND DECLARATION OF
                           TRUST AND PRINCIPAL OFFICE

     SECTION 1.1. AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Eagle Funds, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

     SECTION 1.2. PRINCIPAL OFFICE OF THE TRUST; RESIDENT AGENT. The principal office of the Trust shall be located at 250 North Rock Road, Suite 150, Wichita, Kansas 67206-2241. The Trustees may, without the approval of shareholders, change the principal place of business of the Trust. The Trust may also have such other offices and places of business within or without the Commonwealth of Massachusetts as the Board of Trustees shall determine. Resident agent in Massachusetts shall be Lexis Document Services, Inc., 73 Tremont Street, 5th Floor, Boston, Massachusetts, 02108 or such other person as the Trustees may from time to time select.

                            SECTION 2.  SHAREHOLDERS

     SECTION 2.1. SHAREHOLDER MEETINGS. Meetings of the shareholders may be called at any time by two or more Trustees, by the Chairman or, if the Trustees and the Chairman shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 25% of all shares issued and outstanding and entitled to vote at the meeting (or 10% if the purpose of the meeting is to determine if a Trustee is to be removed from office), then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

     SECTION 2.2. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the Chairman of the Trust.

     SECTION 2.3. NOTICE OF MEETINGS. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten days, but no more than sixty days, before the meeting to each shareholder entitled to vote thereat by leaving such notice at the shareholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting or by the shareholder's attendance at the meeting in person or by proxy. No notice of any meeting need be given if the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

     SECTION 2.4. ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by the vote of the holders of a majority of the shares present and entitled to vote thereat even though less than a quorum is so present without any further notice except by announcement at the meeting. An adjourned meeting may reconvene as designed, and when a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 2.5. BALLOTS. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

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     SECTION 2.6.   PROXIES AND VOTING.  At each meeting of shareholders,
shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein unless a shorter period is expressed in the appointment, which proxies shall be filed with the secretary or other officer responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. No proxy is irrevocable unless the appointment is coupled with an interest in the shares of the Trust. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                              SECTION 3.  TRUSTEES

     SECTION 3.1. COMMITTEES AND ADVISORY BOARD. The Trustees may appoint from their number an executive committee and other committees. Any such committee may be abolished and reconstituted at any time and from time to time by the Trustees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the meeting of the shareholders, if any, next following his appointment and until a successor is appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

     SECTION 3.2. REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

     SECTION 3.3. SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the Chairman, the President or by two or more Trustees. Unless otherwise waived by each Trustee, each Trustee must be given sufficient notice of the meeting by the Secretary or an Assistant Secretary or by the officer or one of the Trustees calling the meeting.

     SECTION 3.4. PLACE OF MEETINGS. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Trustees may be held at any place within or outside the Commonwealth of Massachusetts. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Trustees or of a committee of the Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

     SECTION 3.5. NOTICE. It shall be sufficient notice to a Trustee to send notice by mail at least three days or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     SECTION 3.6. QUORUM. At any meeting of the Trustees, a majority of the Trustees then in office, or in the case of a meeting of a committee of the Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at the meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall

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be the act of the Trustees or the committee, as the case may be, on any question except where the act of a greater number is required by these By-Laws or by the Declaration of Trust. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     SECTION 3.7. ACTION BY WRITTEN CONSENT IN LIEU OF MEETINGS OF TRUSTEES. An action which is required or permitted to be taken at a meeting of the Trustees or a committee of the Trustees may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees or committee, as the case may be, at which all Trustees were present. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of its text and effective date.

                         SECTION 4.  OFFICERS AND AGENTS

     SECTION 4.1. NUMBER AND QUALIFICATIONS. The officers of the Trust shall be a Chairman of the Board, a President, a Treasurer, a Secretary, a Controller and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be, but none need be, a Trustee or shareholder. Any two or more offices may be held by the same person.

     SECTION 4.2. POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     SECTION 4.3. ELECTION. The Chairman, the President, the Treasurer, the Secretary and Controller shall be elected annually by the Trustees at their first meeting in each calendar year or at such later meeting in such year as the Trustees shall determine. Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time.

     SECTION 4.4. TENURE. The Chairman, President, Treasurer, Secretary and Controller shall hold office until the first meeting of Trustees in each calendar year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain his or her authority at the pleasure of the Trustees.

     SECTION 4.5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Trustees (sometimes referred to herein as the "Chairman") shall be the Chief Executive Officer of the Trust; shall, subject to the control of the Trustees, have general charge and supervision of the Trust; when present, shall preside at all meetings of the shareholders and of the Trustees; and shall see that all orders and resolutions of the Board of Trustees are carried into effect.

     SECTION 4.6. PRESIDENT AND VICE PRESIDENTS. The President shall be the Chief Administrative Officer of the Trust. Subject to the Chairman of the Board, the President shall have general authority over and general management and control of the business and officers of the Trust. The President shall at the request or in the absence or disability of the Chairman, exercise the powers of the Chairman. The President shall perform such other duties and have such other powers as the Trustee shall prescribe from time to time. Any Vice President shall at the request or in the absence or disability of the President exercise the powers of the President and perform such other duties and have such other powers as shall be designated from time to time by the Trustees.

     SECTION 4.7. TREASURER. The Treasurer shall be the Chief Financial Officer of the Trust. Subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian of the securities and cash of the Trust as required by Section 11.1 of these By-Laws, the Treasurer shall be in charge of and responsible for the funds and securities of the Trust. The Treasurer shall have such other duties and powers as may be designated from time to time by the Trustees, by the Chairman or by the President. Any Assistant Treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

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     SECTION 4.8.   CONTROLLER.  The Controller shall be the Chief Accounting
Officer of the Trust and shall be in charge of its books of account and accounting records. The Controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees, the Chairman, or the President.

     SECTION 4.9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books. The Secretary shall be custodian of the records of the Trust subject to any arrangement made with the Fund's custodian or a transfer or shareholder services agent to maintain certain records; shall see that all notices are duly given in accordance with these By-Laws, the Declaration of Trust and as required by statute; shall see that the books, records, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed; and shall have such other duties and powers as from time to time be assigned to him or her by the Trustees, the Chairman or the President.

     SECTION 4.10. SALARIES. The salaries of the officers shall be fixed by the Trustees.

                      SECTION 5.  RESIGNATIONS AND REMOVALS

     Any Trustee, officer or advisory board member may resign at any time by delivering or mailing his or her written resignation (signed by him or her) to the Chairman of the Board (if any), the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Trustees may remove any officer or advisory board member elected or appointed by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed (or a Trustee removed in accordance with the Declaration of Trust) shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                              SECTION 6.  VACANCIES

     A vacancy in the office of Trustee shall be filled in accordance with the Declaration of Trust. Vacancies resulting from death, resignation, incapacity or removal of any officer may be filled by the Trustees. Each successor of any such officer shall hold office for the unexpired term, and in the case of the Chairman, the President, the Treasurer, the Secretary and the Controller until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

                    SECTION 7.  SHARES OF BENEFICIAL INTEREST

     SECTION 7.1. SHARE CERTIFICATES. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the Chairman, the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

     In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall

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in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     SECTION 7.2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Declaration of Trust, these By-Laws, or any resolution or written agreement in respect thereof, transfers of shares of the Trust shall be made only on the books of the Trust by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Trust, or with a transfer agent or a registrar and on surrender of any certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to an officer of the Trust, shall be so expressed in the entry of transfer.

     SECTION 7.3. LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe. Notwithstanding the foregoing, the Trustees, in their absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.

     SECTION 7.4. DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                  SECTION 8.  RECORD DATE AND CERTIFICATION OF
                                BENEFICIAL OWNER

     SECTION 8.1. The Trustees may fix in advance a date, which shall not be more than 60 days before the date of, any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. The Trustees may also fix a date for determining shareholders entitled to any allotment of rights or to exercise any rights in respect of any change, conversion or exchange of shares.

     SECTION 8.2. A resolution approved by the affirmative vote of a majority of the Trustees present may establish a procedure whereby a shareholder may certify in writing to the Trust that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Trust of the writing, the persons specified as beneficial owners, rather than the actual shareholders, are deemed the shareholders for the purposes specified in the writing.

                         SECTION 9.  EXECUTION OF PAPERS

     Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the Chairman or the President or by one of the Vice Presidents or by the Treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees.

                            SECTION 10.  FISCAL YEAR

     The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.


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                             SECTION 11.  CUSTODIAN

     SECTION 11.1. CUSTODIAN. All securities and cash owned by the Trust shall be maintained in the custody of one or more banks or trust companies that meet the definition of "bank" under the Investment Company Act of 1940 and have (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (any such bank or trust company is hereinafter referred to as the "custodian"); provided, however, the custodian may deliver securities as collateral on borrowings effected by the Trust, provided, that such delivery shall be conditioned upon receipt of the borrowed funds by the custodian except where additional collateral is being pledged on an outstanding loan and the custodian may deliver securities lent by the Trust against receipt of initial collateral specified by the Trust. Subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, the Trust may, or may permit any custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities operated by the Federal Reserve Banks, or established by a national securities exchange or national securities association registered with said Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by said Commission, pursuant to which system all securities of any particular class or series of any issue deposited with the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

     The Trust shall upon the resignation or inability to serve as its custodian or upon change of the custodian:

     (a) in the case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

     (b) require that the cash and securities owned by the Trust be delivered directly to the successor custodian; and

     (c) in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor custodian; the question whether or not the Trust shall be liquidated or shall function without a custodian.

                             SECTION 12.  AMENDMENTS

     These By-Laws may be amended or repealed, in whole or in part or new By-Laws may be adopted, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.